                                                                    EXHIBIT 10.3





                          TAX DISAFFILIATION AGREEMENT

                                    between

                                CVS CORPORATION,
                          on behalf of itself and its
                        Post-Deconsolidation Affiliates

                                      and

                            LINENS 'N THINGS, INC.,
                          on behalf of itself and its
                        Post-Deconsolidation Affiliates

                                                   1. Definitions
                                                      -----------

        2.       Federal and State Taxes--Administrative and Compliance Matters.
                 ---------------------------------------------------------------
(a)     Sole Tax Sharing Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
        --------------------------
(b)     Designation of Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        --------------------
(c)     Pre-Deconsolidation Period Returns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        ----------------------------------

        3.       Consolidated Federal, Consolidated State and Unitary State Taxes -- Allocation of Taxes.
                 ---------------------------------------------------------------------------------------
(a)     General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        -------
(b)     Estimated Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        ------------------
(c)     Payment of Taxes at Year-End.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
        ----------------------------
(d)     Carrybacks and Certain Other Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        ------------------------------------

                                                   4. Other Taxes
                                                      -----------

                                               5. Certain Covenants.
                                                  -----------------
(a)     Linens Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        ----------------
(b)     CVS Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        -------------
(c)     Linens and CVS Covenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        ------------------------

                                                  6. Indemnities.
                                                     -----------
(a)(I)  Linens Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        ----------------
(a)(II) Linens Additional Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        ---------------------------
(b)     CVS Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
        -------------
(c)     Discharge of Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
        ----------------------
(d)     Tax Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
        ------------
(e)     Refunds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        -------
(f)     Clerical Errors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        ---------------
(g)     Method of Calculation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        ---------------------

                                         7. Communication and Cooperation.
                                            -----------------------------
(a)     Consult and Cooperate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        ---------------------
(b)     Provide Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        -------------------

         (c)      Tax Attribute Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                  ---------------------

                                                       8.  Audits and Contest.
                                                           ------------------

                                                             9.Payments.
                                                               --------

                                                             10. Notices.
                                                                 -------

                                                        11.Costs and Expenses.
                                                           ------------------

                                             12.Effectiveness; Termination and Survival.
                                                ---------------------------------------

                                                         13.Section Headings.
                                                            ----------------

                                             14.Entire Agreement; Amendments and Waivers.
                                                ----------------------------------------
(a)      Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         ----------------
(b)      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         ------

                                                 15.Governing Law and Interpretation.
                                                    --------------------------------

                                                        16.Dispute Resolution.
                                                           ------------------

                                                           17.Counterparts.
                                                              ------------

                                             18.  Assignments; Third Party Beneficiaries.
                                                  --------------------------------------

                                                              Exhibit A
                                                              ---------

                                                              Exhibit B
                                                              ---------

                          TAX DISAFFILIATION AGREEMENT


         This Agreement is entered into as of the [   ] day of [           ],
1996 between CVS Corporation ("CVS"), a Delaware corporation, on behalf of itself and its Post-Deconsolidation Affiliates, and Linens 'n Things, Inc. ("Linens"), a Delaware corporation, on behalf of itself and its Post-Deconsolidation Affiliates.

                              W I T N E S S E T H:

         WHEREAS CVS and Linens intend to offer shares of Linens Common Stock to the public pursuant to which Linens will cease to be a member of the CVS Consolidated Group, as defined below.

         WHEREAS, CVS and Linens desire to set forth their agreement on the rights and obligations of CVS, Linens and their respective Affiliates with respect to the handling and allocation of federal, state, local and foreign Taxes incurred in Taxable periods beginning prior to the Deconsolidation Date and various other Tax matters;


         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:


         1.Definitions

         (a)     As used in this Agreement:

         "Affiliate" of any person shall mean any individual, corporation, partnership or other entity directly or indirectly owning more than 50 percent of, owned more than 50 percent by, or under more than 50 percent common ownership with, such person.

                 "After-Tax Amount" shall mean an additional amount necessary to reflect the hypothetical Tax consequences of the receipt or accrual of any payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of the deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.

                 "CVS Consolidated Group" shall mean, with respect to any Taxable period, (i) with respect to Consolidated Federal Taxes, the affiliated group of corporations of which CVS or Melville Corporation ("Melville") (or a successor of either) was or is the common parent (within the meaning of Section 1504 of the Code), (ii) with respect to Consolidated State Taxes and Unitary State Taxes, the consolidated, combined or unitary group of which CVS or Melville (or a successor of either) or any of their Affiliates was or is a member, and (iii) with respect to any Other Tax payable with respect to a group which includes or included at least one member of the CVS Group and at least one member of the Linens Group, such group.

                 "CVS Group" shall mean, with respect to any Taxable period, CVS, Melville and their Affiliates (including their predecessors and successors) at any time prior to the Deconsolidation (including, without limitation, the Non-Chain Corporations) other than those Affiliates comprising the Linens Group.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

                 "Consolidated Federal Tax" shall mean the consolidated Federal Tax liability of the CVS Consolidated Group for any period as to which a consolidated Federal Tax Return was or is filed by CVS or Melville, or any successor to either, for such group.

                 "Consolidated State Tax" shall mean with respect to each State, any income or franchise Tax payable with respect to a group of at least two corporations, other than a Unitary State Tax.

                 "Deconsolidation" shall mean any event pursuant to which Linens ceases to be a subsidiary corporation includible in a consolidated tax return of CVS for Federal Tax purposes, or in a consolidated, combined or unitary return with a member of the CVS Group.

                 "Deconsolidation Date" shall mean the date on which the Deconsolidation shall be effected.

                 "Federal Tax" shall mean any Tax imposed under Subtitle A of the Code and any related penalty imposed under Subtitle F of the Code.

                 "Final Determination" shall mean (i) with respect to Federal Taxes, (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved;
(ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; (iii) any final disposition by reason of the expiration of the applicable statute of limitations; and (iv) the payment of Tax by CVS, Linens, or any Affiliate of CVS or Linens, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of Section 8 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

                 "Linens Group" shall mean Linens and its Affiliates immediately after the Deconsolidation Date, including any predecessors thereto, and any corporation that would have been an Affiliate of Linens immediately after the

Deconsolidation Date if it had not been previously sold, liquidated or otherwise disposed of.

                 "Non-Chain Corporations" shall mean Computer Development, Inc., Melville Equipment Leasing Corporation, MC Retail, Inc., Melville Realty Company and their direct and indirect subsidiaries.

                 "Other Taxes" is defined in Section 4.

                 "Post-Deconsolidation Affiliate" shall mean with regard to CVS, any person that is or that will be an Affiliate of CVS or a successor to CVS after the Deconsolidation and, with regard to Linens, any person that is or that will be an Affiliate of Linens or a successor to Linens after the Deconsolidation.

                 "Post-Deconsolidation Period" shall mean any taxable period (or portion thereof) beginning after the close of business on the Deconsolidation Date.

                 "Pre-Deconsolidation Period" shall mean any Taxable period ending on or before the close of business on the Deconsolidation Date; provided that if a Taxable period ending after the Deconsolidation Date contains any days which fall prior to or on the Deconsolidation Date, any portion of such Taxable period up to or including the Deconsolidation Date shall also be included in the Pre-Deconsolidation Period.

                 "Pre-Deconsolidation Tax Liability" shall mean (i) the Consolidated Federal Tax, and (ii) the Consolidated State Tax liability of any group that includes at least one member of the CVS Group and at least one member of the Linens Group, (iii) the Unitary State Tax liability of any group which includes at least one member of the CVS Group and at least one member of the Linens Group, and (iv) any Other Taxes, in each case for any Pre-Deconsolidation Period.

                 "Prime" shall mean the rate announced from time to time as "prime" by Morgan Guaranty Trust Company as its prime rate.

                 "Referee" is defined in Section 16.

                 "Return" shall mean any Tax return, statement, report or form (including estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority.

                 "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (A) any tax imposed under Subtitle A of the Code, any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, value-added, goods and services, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of a member of the CVS Group or the Linens Group, as the case may be, for the payment of any amounts of the type described in clause (A) for any Taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or any similar provision applicable under state, local or foreign law; and (C) any liability of a member of the CVS Group or the Linens Group for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.

                 "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, target jobs Tax credit, low income housing credit, research and experimentation credit, charitable deduction or any other credit or Tax attribute, including additions to basis of property, which could reduce any Tax, including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.

                 "Tax Packages" shall mean one or more packages of information, including but not limited to the Corptax file and the divisional reconciliation, that are (i) reasonably necessary for the purpose of preparing Federal Tax, Consolidated State Tax, Unitary State Tax Returns or Other Tax returns of the CVS Consolidated Group with respect to a Pre-Deconsolidation Period and (ii) completed in all material respects in accordance with the standards that CVS has established for its subsidiaries with respect to the relevant Pre-Deconsolidation Period.

                 "Tax Proceeding" shall mean any Tax audit, dispute or proceeding (whether administrative or judicial).

                 "Taxing Authority" shall mean any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

                 "Unitary State Tax" shall mean, with respect to each State, any income or franchise Tax payable with respect to a group of at least two corporations and based upon a group apportionment percentage.

                 (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder and, in the case of Consolidated State Taxes, Unitary State Taxes, and Other Taxes, in comparable provisions of applicable law.

                 2. Federal and State Taxes--Administrative and Compliance Matters.

                 (a) Sole Tax Sharing Agreement. The parties acknowledge that there has not been a Final Determination of the Pre-Deconsolidation Tax Liability, and that members of the Linens Group are includible in the CVS Consolidated Group for the Pre-Deconsolidation Period. This Agreement shall constitute the sole Tax sharing agreement between CVS and its Post-Deconsolidation Affiliates, on one hand, and Linens and its Post-Deconsolidation Affiliates, on the other hand, and, to the extent there is any inconsistency between this Agreement and any existing Tax sharing agreements or arrangements, written or unwritten, between CVS and its Post-Deconsolidation Affiliates, on one hand, and Linens and its Post-Deconsolidation Affiliates, on the other hand, this Agreement shall govern.

                 (b) Designation of Agent. Linens and each member of the Linens Group, with respect to Consolidated Federal Taxes, each hereby irrevocably designate CVS or Melville (to the extent required by applicable law) or a successor of either as its agent, coordinator, and administrator, and, with respect to Consolidated State Taxes, Unitary State Taxes and any Other Taxes payable with respect to a group which includes at least one member of the CVS Group and at least one member of the Linens Group, each hereby irrevocably authorize CVS to designate a member of the CVS Group, or a successor of such member, as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Return, any amended Return, or any claim for refund (even where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Deconsolidation Period), credit or offset of Tax or any other proceedings, and for the purpose of making payments to, or collecting refunds from, any Taxing Authority, in each case relating to any Pre-Deconsolidation Period. CVS or the member of the CVS Group, as the case may be, as agent, covenants to Linens that it shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately. CVS shall inform and consult with Linens prior to taking any action on behalf of, or which will have any material impact on the Tax liability of the Linens Group.

                 (c) Pre-Deconsolidation Period Returns. CVS and its Post-Deconsolidation Affiliates will prepare, with the assistance of Linens and its Post-Deconsolidation Affiliates, and file the Consolidated Federal Tax Returns and the Consolidated State and Unitary State Tax Returns for all Pre-Deconsolidation Periods. With respect to the 1996 year, Linens and its Post-Deconsolidation Affiliates shall prepare and deliver to CVS all Tax Packages within 120 days after the Deconsolidation Date.(1)

                 3. Consolidated Federal, Consolidated State and Unitary State Taxes -- Allocation of Taxes.

                 (a) General. For the 1995 and 1996 Taxable years of the CVS Consolidated Group,(2) Linens shall pay, or cause to be paid, to CVS or Melville, with respect to 1995) an amount equal to (i) the Linens Group's share of the CVS Consolidated Group's Consolidated Federal Tax and Consolidated State Tax liability, determined in accordance with Exhibit A to this Agreement, and
(ii) the Linens Group's share of the CVS Consolidated Group's Unitary State Tax liability, determined in accordance with Exhibit B to this Agreement.





--------------------

(1) Provide for 1997 if offering occurs in 1997 or if CVS continues to hold at least 50% of Linens at any time in 1997.

(2) Provide for 1997 if offering occurs in 1997 or if CVS continues to hold at least 50% of Linens at any time in 1997.

                 (b) Estimated Payments. Promptly after CVS, Melville or any of their Affiliates makes an estimated Tax payment with respect to the 1996 Taxable year (other than a payment which relates solely to minimum Taxes due), whether or not such payment is made prior to the Deconsolidation, CVS shall (i) in good faith determine the amount of the Linens Group's share of such estimated Tax payment (X) in accordance with the principles of Exhibit A to this Agreement, in the case of an estimated Tax payment in respect of the Consolidated Federal Tax or any Consolidated State Tax liability of the CVS Consolidated Group, and (Y) in accordance with the principles of Exhibit B to this Agreement using 1995 apportionment factors, adjusted for significant dispositions or transfers of assets, in the case of an estimated Tax payment in respect of any Unitary State Tax liability of the CVS Consolidated Group and
(ii) deliver a written statement to Linens reflecting the determination described above. Linens shall pay to CVS or CVS shall pay to Linens, as appropriate, the amount so determined in accordance with Section 9 hereof.

                 (c)      Payment of Taxes at Year-End.

                 (i) Promptly after CVS, Melville or any of their Affiliates files an application to extend the due date of a Return for the 1995 or 1996 Taxable year, whether or not such application is filed prior to the Deconsolidation, CVS shall (a) in good faith determine the estimated amount of the Linens Group's share of the CVS Consolidated Group's

         Consolidated Federal Tax or Consolidated State Tax liability for such Return in accordance with the principles of Exhibit A to this Agreement or, in the case of a Unitary State Tax Return, in accordance with the principles of Exhibit B to this Agreement using 1994 and 1995 apportionment factors for 1995 and 1996, respectively, adjusted for significant dispositions or transfers of assets, and (b) deliver a written statement to Linens reflecting the determination described above. Linens shall pay to CVS, or CVS shall pay to Linens, as appropriate, in accordance with Section 9 hereof, an amount equal to the difference, if any, between (x) the amounts so determined and (y) the aggregate amount of estimated installments paid with respect to the Linens Group's share of such Tax liability for such year made pursuant to Section 3(b), adjusted to take into account amounts previously paid or received by Linens or any Affiliate in connection with any previous extension payments made either before or after the Deconsolidation.

                 (ii) Promptly after CVS or a member of the CVS Consolidated Group files a Consolidated Federal Tax Return, Consolidated State Tax Return or Unitary State Tax Return, as the case may be, for which payments are to be made under this Agreement, whether or not such Return is filed prior to the Deconsolidation, CVS shall deliver to Linens a written statement setting forth the difference between (x) the Linens

         Group's share of the CVS Consolidated Group's Consolidated Federal Tax, Consolidated State Tax or Unitary State Tax liability for such Return, determined in accordance with the principles of Exhibit A or B to this Agreement, as the case may be, and (y) the aggregate amount of payments with respect to the Linens Group's share of such Tax liability for such year made pursuant to Section 3(b) or Section 3(c)(i). Linens shall pay to CVS, or CVS shall pay to Linens, as appropriate, in accordance with Section 9 hereof, an amount equal to such difference, if any.

                 (iii) If the determination of the Linens Group's share of the CVS Consolidated Group's Consolidated Federal Tax, Consolidated State Tax or Unitary State Tax reflects a Tax Asset that may under applicable law be used to reduce a Federal Tax, Consolidated State Tax or Unitary State Tax liability, as the case may be, of any member of the CVS Group for any Tax period, CVS shall pay to Linens, in accordance with Section 9 hereof, the actual Tax saving produced by such Tax Asset; provided, however, that such payment shall be made within 30 days of the receipt by CVS or any CVS Affiliate of any refund, credit or other offset attributable thereto from the relevant Taxing Authority. The amount of any such tax saving for any tax period shall be the amount of the reduction in Taxes payable to a Taxing Authority (or the increase in any Tax refund) with respect to such period as compared to the Taxes that would have been payable to a Taxing Authority (or the Tax refund that would have been received) with respect to such period in the absence of such Tax Asset; provided, however, that in the event that the use in a Pre-Deconsolidation Period of a Tax Asset attributable to any member of the Linens Group, gives rise to, or increases, any alternative minimum Tax liability, CVS shall pay to Linens, or Linens shall pay to CVS, as the case may be, an amount equal to the difference between (i) the maximum hypothetical Tax savings that could result from the use of such Tax Asset determined using the maximum applicable regular tax rate in effect for such Taxable year (or, in the case of a credit, 100 percent) and (ii) the Linens Group's share of the alternative minimum Tax liability or increase in alternative minimum Tax liability, as the case may be, determined in accordance with Exhibit A to this Agreement.

                 (d)      Carrybacks and Certain Other Matters.

                 (i) Subject to the provisions of Exhibit A hereto, CVS agrees to pay Linens the actual benefit received by the CVS Consolidated Group in any Tax period from the use in any Pre-Deconsolidation Period of any Tax Asset arising in a Post-Deconsolidation Period. Such benefit shall be considered equal to the excess of the amount of Tax that would have been payable (or of the Tax refund that would have been receivable) by the CVS Consolidated Group in such Tax period in the absence of such carryback over the amount of Tax actually payable (or of the Tax refund actually receivable) by the CVS Consolidated Group in such period; provided, however, that in the event that the use in a Pre-Deconsolidation Period of a Tax Asset, attributable to any member of the Linens Group, gives rise to, or increases, any alternative minimum Tax liability, CVS shall pay to Linens, or Linens shall pay to CVS, as the case may be, an amount equal to the difference between (i) the maximum hypothetical Tax savings that could result from the use of such Tax Asset determined using the maximum applicable regular tax rate in effect for such Taxable year and (ii) the Linens Group's share of the alternative minimum Tax liability or increase in alternative minimum Tax liability, as the case may be, determined in accordance with Exhibit A to this Agreement. Payment of the amount of such benefit shall be made in accordance with Section 9 hereof; provided, however, that any such payment shall be made within 30 days of the receipt by any member of the CVS Consolidated Group of any refund, credit or other offset attributable thereto from the relevant Taxing Authority.

                 (ii) If, subsequent to the payment by CVS to Linens of any amount referred to in Section 3(d)(i) above, there shall be (A) a Final Determination which results in a disallowance or a reduction of the Tax

         Asset so carried back or (B) a reduction in the amount of the benefit realized by the CVS Consolidated Group from such carryback as a result of a Final Determination or the use by the CVS Consolidated Group of a Tax Asset of the CVS Group, Linens shall repay to CVS the amount which would not have been payable to Linens pursuant to Section 3(d)(i) had the amount of the benefit been determined in light of such event. In addition, Linens shall hold CVS and each of its Post-Deconsolidation Affiliates harmless for any penalty or interest payable by any member of the CVS Consolidated Group as a result of any such event referred to in the preceding sentence. Any amounts payable under this Section 3(d)(ii) shall be paid by Linens to CVS in accordance with Section 9 hereof. To the extent Linens' repayment obligation arises due to the use by the CVS Consolidated Group of a Tax asset of a member of the CVS Group, Linens shall pay CVS interest on the amount repaid to CVS from the date such amount was paid by CVS to Linens until such repayment at Prime.

                 (iii) The parties hereto acknowledge that, in connection with the disposition or deconsolidation of certain members of the CVS Group, CVS or Melville has entered into, and intends to enter into, agreements similar to this Agreement (the "CVS Group Agreements") relating to

         Tax matters involving such members. Notwithstanding anything to the contrary in this Agreement, to the extent that (i) CVS would be required under Section 3 of this Agreement to make a payment to Linens in respect of a Tax saving or Tax benefit attributable to a Tax Asset of the Linens Group and (ii) CVS would be required under a CVS Group Agreement or Agreements to make a similar payment to a member or members of the CVS Group in respect of the same Tax saving or Tax benefit, then the portion of such Tax saving or benefit attributable to a Tax Asset of the Linens Group shall be calculated in accordance with Treasury Regulation Section 1502-21A and any successor thereto.

                 4.  Other Taxes

                 (a) Liability for all Taxes other than Consolidated Federal Taxes or Consolidated State or Unitary Taxes ("Other Taxes") attributable to the Linens Group shall be the sole responsibility of Linens and its Post-Deconsolidation Affiliates. Liability for all Other Taxes attributable to the CVS Group shall be the sole responsibility of CVS and its Post-Deconsolidation Affiliates. The responsibility for preparing and filing all Returns, and for making all payments to any Taxing Authority, relating solely to Other Taxes attributable to the Linens Group shall be the sole responsibility of Linens and its Post-Deconsolidation Affiliates. The responsibility for preparing and filing all other Returns, and for making all payments to any Taxing Authority, relating to

Other Taxes for any Pre-Deconsolidation Period shall be the sole responsibility of CVS and its Post-Deconsolidation Affiliates. Promptly after a payment of Other Taxes by CVS, or any of its Post-Deconsolidation Affiliates on one hand, or Linens or any of its Post-Deconsolidation Affiliates, on the other hand, the paying party shall notify the non-paying party of the amount of such Other Taxes, if any, which is attributable to the non-paying party, in accordance with Section 4(c). The non-paying party shall pay to the paying party, in accordance with Section 9 hereof, such amount.

                 (b) Linens shall be entitled to all refunds and credits of Other Taxes attributable to the Linens Group, and CVS shall be entitled to all refunds and credits of Other Taxes attributable to the CVS Group.

                 (c) The determination of whether Other Taxes are attributable to the CVS Group, on one hand, or the Linens Group, on the other hand, shall be made in accordance with past practices.

                 5.       Certain Covenants.

                 (a) Linens Covenants. Linens covenants to CVS that during the period beginning on the Deconsolidation Date and ending upon the expiration of the statute of limitations period applicable to the Taxable year in which the Deconsolidation occurs (after giving effect to any extension, mitigation or waiver thereof), Linens will not, nor will it permit any of its Post-Deconsolidation Affiliates to make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, change the manner in which it conducts its business, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability with respect to a Pre-Deconsolidation Period, or reduction of any Tax Asset which was created in a Pre-Deconsolidation Period, of the CVS Group or any member thereof without first obtaining the written consent of an authorized representative of CVS; provided, however, that if a change in law (including the enactment of any statute or the issuance of any proposed, temporary or final regulations, or administrative pronouncement or judicial decision) would have a material adverse effect on the aggregate Tax liability of Linens and its Post-Deconsolidation Affiliates, then, notwithstanding anything to the contrary in this Section 5(a), Linens shall be entitled to take, or to permit its Post-Deconsolidation Affiliates to take, such minimum action as is necessary to eliminate or mitigate the effect of the change in law. Linens agrees to notify CVS of any action taken under the proviso contained in the preceding sentence.

                 (b) CVS Covenants. CVS covenants to Linens that (i) it will not change its year-end for any Tax year beginning prior to January 1, 1997 and (ii) during the period beginning on the Deconsolidation Date and ending upon the expiration of the statute of limitations period applicable to the Taxable year in which the Deconsolidation occurs (after giving effect to any extension, mitigation or waiver thereof), CVS will not, nor will it permit any of its Post-

Deconsolidation Affiliates to make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, change the manner in which it conducts its business, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability with respect to a Pre-Deconsolidation Period, or reduction of any Tax Asset which was created in a Pre-Deconsolidation Period, of the Linens Group or any member thereof without first obtaining the written consent of an authorized representative of Linens; provided, however, that if a change in law (including the enactment of any statute or the issuance of any proposed, temporary or final regulations, or administrative pronouncement or judicial decision) would have a material adverse effect on the aggregate Tax liability of CVS and its Post-Deconsolidation Affiliates, then, notwithstanding anything to the contrary in this clause (ii), CVS shall be entitled to take, or to permit its Post-Deconsolidation Affiliates to take, such minimum action as is necessary to eliminate or mitigate the effect of the change in law. CVS agrees to notify Linens of any action taken under the proviso contained in the preceding sentence.

                 (c) Linens and CVS Covenant. The parties hereto agree to act in good faith in complying with the terms of this Agreement.

                 6.       Indemnities.

                 (a)(I) Linens Indemnity. Linens and each corporation that is a Post-Deconsolidation Affiliate of Linens will jointly and severally indemnify

CVS and its Post-Deconsolidation Affiliates against and hold them harmless from

                 (i) any Pre-Deconsolidation Tax Liability assessed pursuant to a Final Determination, to the extent attributable to an adjustment of any item of income, gain, gross receipts, loss, credit, deduction or other Tax attribute of any member of the Linens Group; and

                 (ii) any liability or damage resulting from a breach by Linens or any of its Post-Deconsolidation Affiliates of any covenant made by Linens herein.

                 (iii) any liability or damage under the securities laws or otherwise resulting from information furnished by Linens in connection with the Deconsolidation.

                 (a)(II) Linens Additional Indemnity. Linens agrees to continue to be bound by the terms of the Tax Disaffiliation Agreement between Melville and Footstar, Inc. dated as of September 24, 1996 (the "Footstar Tax Disaffiliation Agreement") after the Deconsolidation. Linens will indemnify CVS and its Post-Deconsolidation Affiliates for any liability incurred by CVS or any of its Post-Deconsolidation Affiliates pursuant to Section 6(b)(iii) of the Footstar Tax Disaffiliation Agreement resulting from any action taken after the Deconsolidation by Linens or any of its Post-Deconsolidation Affiliates.

                 (b) CVS Indemnity. CVS and each corporation that is a Post-Deconsolidation Affiliate of CVS will jointly and severally indemnify Linens and its Post-Deconsolidation Affiliates against and hold them harmless from

                 (i) any Pre-Deconsolidation Tax Liability, or Tax liability resulting from the Deconsolidation, other than any such liabilities described in Section 6(a);

                 (ii) any Tax liability allocable to a member of the CVS Group which is a liability of the Linens Group under clause (B) of the definition of Tax with respect to any pre-Deconsolidation Period or any Tax year of the CVS Consolidated Group which includes (but does not end on) the Deconsolidation Date; and

                 (iii) any liability or damage resulting from a breach by CVS or any of its Post-Deconsolidation Affiliates of any covenant made by CVS herein.

                 (iv) any liability of damage under the securities laws or otherwise resulting from information furnished by CVS in connection with the Deconsolidation.

For the purpose of avoiding ambiguity, the parties agree that CVS and its Post-Deconsolidation Affiliates shall be responsible under this Agreement for any Tax for a Pre-Deconsolidation Period attributable to (x) the corporations (domestic or foreign) comprising the CVS, Bob's, Footstar (including

Footaction, Meldisco, Melville (Europe) Purchasing Ltd. and Thom McAn), Wilsons, Kay-Bee, Marshalls, This End Up, Prints Plus, Chess King, Foxmoor and Accessory Lady retail chains, (y) the Non-Chain Corporations and (z) to any business activity conducted by CVS or any of its Affiliates (domestic or foreign) which is or was directly related to the businesses conducted by the corporations specified in clauses (x) and (y). If a Post-Deconsolidation Affiliate of CVS ceases to be an Affiliate of CVS as a result of a sale of its stock to a third party (whether or not treated as a sale of stock for Tax purposes), such Post-Deconsolidation Affiliate shall be released from its obligations under this Agreement upon such sale and neither CVS nor any of its other Post-Deconsolidation Affiliates shall have any obligation to indemnify Linens or any of its Post-Deconsolidation Affiliates under Section 6(b)(iii) for any liability or damage attributable to actions taken after such sale by such Post-Deconsolidation Affiliates.

                 (c) Discharge of Indemnity. Linens, CVS and their respective Post-Deconsolidation Affiliates shall discharge their obligations under Section 6(a) and 6(b) hereof, respectively, by paying the relevant amount within 30 days of demand therefor. After a Final Determination of an obligation of Linens or any of its Post-Deconsolidation Affiliates under
Section 6(a), CVS shall send a statement to Linens showing the amount due thereunder. After a Final Determination of an obligation of CVS or any of its Post-Deconsolidation

Affiliates under Section 6(b), Linens shall send a statement to CVS showing the amount due thereunder. Calculation mechanics relating to items described in
Section 6(a)(i) are set forth in Section 3(c). Notwithstanding the foregoing, if either Linens, CVS or any of their respective Post-Deconsolidation Affiliates disputes in good faith the fact or the amount of its obligation under Section 6(a) or Section 6(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest as provided in Section 9.

                 (d)      Tax Benefits.    If an indemnification obligation of
CVS, Linens or any of their respective Post-Deconsolidation Affiliates under this Section 6 arises in respect of an adjustment that makes allowable to CVS or its Affiliates, or Linens or its Affiliates, respectively, any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by CVS, Linens or any of their respective Post-Deconsolidation Affiliates, as the case may be, pursuant to this Section 6 shall be an amount equal to (X) the amount otherwise due but for this subsection (d), minus (Y) the present value of the product of the Tax Benefit multiplied (i) by the maximum federal or state, as the case may be, corporate tax rate in effect at the time such Tax Benefit becomes allowable to CVS or its Affiliates, or Linens or its Affiliates (as the case may be) or (ii) in the case of a credit, by 100 percent. The present value of such product shall be determined by discounting such product from the time the Tax Benefit becomes allowable at a rate equal to Prime.

                 (e) Refunds. Any refunds of Tax received by CVS or any of its Post-Deconsolidation Affiliates relating to a Post-Deconsolidation Period, to the extent attributable to any item of income, loss, credit, deduction or other tax attribute of any member of the Linens Group shall be paid by CVS to Linens within 30 days of receipt. Any amount not paid when due shall bear interest as provided in Section 9.

                 (f)      Clerical Errors   If, as a result of a correction of
a clerical error made by booking any item at one member of the CVS Consolidated Group instead of another, (i) the Pre-Deconsolidation Tax Liability allocable to the Linens Group or the CVS Group, as the case may be, is increased, (ii) the Pre-Deconsolidation Tax Liability allocable to the other group is decreased by an offsetting amount, and (iii) no Tax payment is required to be made to a Taxing Authority in respect of the correction of the clerical error, then the group referred to in clause (ii) of this Section 6(f) shall be treated as having made a Tax payment in an amount equal to the increased Pre-Deconsolidation Tax Liability described in clause (i) of this Section 6(f) and shall be entitled to indemnification therefor under this Section 6 without regard to Section 6(d).

                 (g) Method of Calculation. (i) Except as otherwise provided, the amount of any liability of Linens and its Post-Deconsolidation Affiliates or of CVS and its Post-Deconsolidation Affiliates under this Section 6 shall be calculated pursuant to the method described in Exhibit A hereto; provided, however, that the calculation of any party's share of Unitary State Tax shall be calculated pursuant to the method described in Exhibit B hereto.

                 (ii) For purposes of this Section 6, in the case of Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Deconsolidation Date, the portion of such Tax related to the portion of such Tax period ending on the Deconsolidation Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Deconsolidation Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Deconsolidation Date and applying the weighted average 1996 Tax rate for the relevant Tax applicable to the corporation subject to such Tax.

                 7.       Communication and Cooperation.

                 (a) Consult and Cooperate. Linens and CVS shall consult and cooperate (and shall cause each of their Post-Deconsolidation Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,

                 (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the CVS Group and the Linens Group, any necessary explanations of information, and access to personnel, until the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

                  (ii) the execution of any document that may be necessary or helpful in connection of any required Return or in connection with any audit, proceeding, suit or action;

                 (iii) reporting to the other party, on a quarterly basis, on the status of any Tax audit relating to a Pre-Deconsolidation Period; and

                 (iv) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

                 (b) Provide Information. CVS and Linens shall keep each other fully informed with respect to any material development relating to the matters subject to this Agreement. CVS shall provide to Linens copies of all Information Document Requests relating to a Pre-Deconsolidation Period issued by the Internal Revenue Services on Form 4564 or any successor thereto and any analogous requests issued by any other Tax Authority (collectively, "Requests"), and (to the extent practicable in light of the relevant Taxing Authority's requirements) shall use reasonable efforts to provide copies of the response to each Request more than two business days prior to filing such response; provided, however, that CVS's failure to deliver a copy of a response to a Request before such two-day period shall not relieve Linens of its obligations under this Agreement. CVS shall not be required to provide Linens with copies of any Requests or the responses thereto unless specifically related to the Linens group; provided, however, Linens shall not be entitled to review or receive the portion of any response which does not specifically relate to the Linens Group.

                 (c) Tax Attribute Matters. CVS and Linens shall advise and consult with each other with respect to any proposed Tax adjustments relating to the CVS Consolidated Group or, with respect to Other Taxes, any group which includes at least one member of the CVS Group and at least one member of the Linens Group, which are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax attribute of CVS, Linens, the CVS Group, the Linens Group or any Post-

Deconsolidation Affiliate of CVS or Linens (including, but not limited to, basis in an asset or the amount of earnings and profits).

                 8.  Audits and Contest.

                 (a) Notwithstanding anything in this Agreement to the contrary, CVS shall have full control over all matters relating to any Federal Tax return filed by the CVS Consolidated Group, any Consolidated State or Unitary State Tax Return, any Other Tax Return (other than one relating solely to the Linens Group), or any Tax Proceeding relating to any Tax matters of at least one member of the CVS Group. Except as provided in Section 8(b), CVS shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

                 (b) No settlement of any Tax Proceeding relating to any matter which would cause a payment obligation under Sections 6(a) or 6(b) shall be accepted or entered into by or on behalf of the party entitled to receive a payment under either Section 6(a) or Section 6(b), whichever is applicable, unless the party ultimately responsible for such payment under either Section 6(a) or Section 6(b), whichever is applicable (the "Indemnitor"), consents thereto in writing (which consent shall not be unreasonably withheld). If such consent is unreasonably withheld, all expenses relating to the contest of such matter shall be borne by the Indemnitor, and otherwise they shall be borne equally by the Indemnitor and the indemnified party. If the Indemnitor does not respond to the indemnified party's request for consent within 30 days, the Indemnitor will be deemed to have consented to the settlement. Notwithstanding anything to the contrary herein, the indemnified party shall have the right, without the consent of the Indemnitor, to settle any Tax Proceeding relating to any matter which would cause a payment obligation under Sections 6(a) or 6(b), provided, however, that in such event the Indemnitor shall have no liability under Section 6(a) or (b), as the case may be, with respect to such matter.

                 (c) The indemnified party agrees to give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder.
The failure of the indemnified party to give notice as provided in this Section 8(c) shall not relieve the Indemnitor of its obligations under this Agreement, except to the extent that the Indemnitor is materially prejudiced by such failure to give notice.

                 (d) With respect to Returns relating to Other Taxes solely attributable to the Linens Group, Linens and its Post-Deconsolidation Affiliates shall have full control over all matters relating to any Tax Proceeding in connection therewith. Linens and its Post-Deconsolidation Affiliates shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

                 9.      Payments.

                 All payments to be made hereunder shall be made in immediately available funds. Except as otherwise provided, all payments required to be made pursuant to this Agreement will be due 30 days after the receipt of notice of such payment or, where no notice is required, 30 days after the fixing of liability or the resolution of a dispute. Payments shall be deemed made when received. Any payment that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of Section 6621(a)(2) of the Code for each day until paid; provided, however, that, if an obligation or the amount thereof is being disputed in good faith, any payment required after resolution of such dispute shall bear interest at Prime until and including the thirtieth day after such resolution. If, pursuant to a Final Determination, any amount paid by CVS, Linens or their respective Post-Deconsolidation Affiliates pursuant to this Agreement results in any increased Tax liability or reduction of any Tax Asset of any member of the Linens Group, Linens or its Post-Deconsolidation Affiliates, or the CVS Group, CVS or its Post-Deconsolidation Affiliates, respectively, then CVS or Linens, as the case may be, shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such

Tax asset and shall pay to the other party, in addition to amounts otherwise owed, 50 percent of the After-Tax Amount; provided, however, that with respect to any amount paid pursuant to Section 3(d)(ii) (other than as a result of the use by the CVS Consolidated Group of a Tax Asset of the CVS Group), Section 6(a)(ii) or (iii) or Section 6(b)(iii) or (iv), CVS or Linens, as the case may be, shall pay to the other party 100 percent of the After-Tax Amount.

                 10.       Notices.

                 Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

                 If to CVS, to:

                 Charles Conaway
                 1 CVS Drive
                 Woonsocket, RI  02895

                 James E. Alward
                 Michael Golub
                 67 Millbrook Street
                 Worcester, MA  01606

                 If to Linens, to:

                 James Tomaszewski
                 William Giles

                 David Dick
                 6 Brighton Road
                 Clifton, NJ 07015

                 11.      Costs and Expenses.

                 Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, "out-of-pocket" expenses shall include reasonable attorney fees, accountant fees and other related professional fees and disbursements.

                 12.      Effectiveness; Termination and Survival.

                 This Agreement shall become effective upon the consummation of the Deconsolidation. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

                 13.      Section Headings.

                 The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

                 14.      Entire Agreement; Amendments and Waivers.

                 (a) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of CVS and Linens, or in the case of a waiver, by the party against whom the waiver is to be effective.

                 (b) Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

                 15. Governing Law and Interpretation. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                 16. Dispute Resolution. If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement within 20 days, such disagreement or dispute shall be resolved by a nationally recognized law firm or accounting firm expert in Tax matters that is mutually acceptable to the parties hereto (a "Referee"). A Referee so chosen shall resolve any such disagreement pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties hereto without further recourse. Except as otherwise provided herein, the costs of any Referee shall be apportioned between CVS and Linens as determined by such Referee in such manner as the Referee deems reasonable, taking into account the circumstances of the dispute, the conduct of the parties and the result of the dispute.

                 17.      Counterparts.

                 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 18.  Assignments; Third Party Beneficiaries.

Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof. If, during the period beginning on the Deconsolidation Date and ending upon the expiration of all statute of limitations periods applicable to Pre-Deconsolidation Periods, any corporation becomes an Affiliate of either CVS or Linens, as the case may be, then upon the request of either Linens or CVS, as the case may be, the other party shall provide evidence of such Affiliate's agreement to be bound by the terms of this Agreement. During the period beginning on the Deconsolidation Date and ending upon the expiration of all statute of limitations periods applicable to Pre-Deconsolidation Periods, no entity shall be entitled to acquire a controlling interest in CVS or Linens unless such entity agrees to be bound by the terms of this Agreement.

                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                                           CVS on its own behalf and on
                                           behalf of its Post-Deconsolidation
                                           Affiliates

                                           By:
                                              --------------------------


                                           Title:
                                                 -----------------------


                                           Linens on its own behalf and
                                           on behalf of its Post-Deconsolidation
                                           Affiliates


                                           By:
                                              --------------------------


                                           Title:
                                                 -----------------------


                                           [Linens 'n Things, Inc.](3),
                                           Divisional Agent for the Linens Group


                                           By:
                                              --------------------------


                                           Title:
                                                 -----------------------




--------------------

(3) Change name after new name is chosen.

                                   Exhibit A

1. The Linens Group's share of any Pre-Deconsolidation Consolidated Federal or Consolidated State Tax liability shall be, with respect to such Federal or Consolidated State Taxes, as applicable, calculated as if Linens were the parent of a group filing its own consolidated return for all Pre-Deconsolidation Periods; provided, however, that
         (i) income, deductions, credits and losses shall be computed in a manner consistent with past practices, (ii) the applicable Tax rate shall be the appropriate maximum statutory rate in effect during the relevant year, (iii) in no event shall the Linens Group's share of any Consolidated Federal or Consolidated State Tax liability exceed the amount that would have constituted the Linens Group's share of such liability if such share had been calculated in accordance with the allocation principles set forth in Treas. Reg. Section 1.1552-1(a)(2) and Treas. Reg. Section 1.1502-33(d)(2)(ii) as in effect prior to Treasury Decision 8597, except to the extent consistent with past practice, and (iv) notwithstanding anything to the contrary in this Agreement, any deduction attributable to the exercise of an option to acquire CVS stock by a person who is an employee of a member of the Linens Group at the time of such exercise shall be treated as a deduction allocable to the member of the Linens Group employing such person.

2. For purposes of paragraph 1 above, "Tax liability" (1) shall exclude any liability for the payment of alternative minimum tax; and (2) shall refer to an actual out-of-pocket payment to any Taxing Authority, after taking into account the utilization of net operating losses and any other Tax Assets.

3. Any alternative minimum Tax liability (and any Tax Assets attributable to such liability) and any environmental Tax imposed under Section 59A of the Code shall be allocated among the members of the CVS Consolidated Group in accordance with the formulas referenced in Proposed Treasury Regulation Section 1.1502-5(b)(6).

4. For all Pre-Deconsolidation Periods, CVS or Melville (as appropriate) shall have the right, in its sole discretion, to elect (in an original or an amended return) to deduct currently any Taxes of foreign countries and of possessions of the United States. In the event that CVS or Melville, as the case may be, elects not to deduct currently such Taxes but instead to elect to take a foreign tax credit under the provisions of Part III of





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
         Subchapter N of the Code, any consolidated unused foreign tax credit of the CVS Consolidated Group shall be apportioned to the members of such group pursuant to Treas. Reg. Section 1.1502-79(d).

5. Any interest imposed in connection with any Tax liability shall be allocated in the same manner as the underlying Tax liability, as provided above.

6. Any penalty imposed in connection with any Tax liability shall be the responsibility of the party whose action or inaction resulted in the imposition of such penalty; provided, however, that if such a determination cannot be made, the penalty shall be allocated in the same manner as the underlying Tax liability, as provided above.

                                   Exhibit B

1. The Linens Group's share of any Pre-Deconsolidation Unitary State Tax Liability shall be, with respect to each State, the aggregate amount of Unitary State Tax Liability of all members of the Linens Group that are members of the relevant CVS Consolidated Group. A member's liability for its share of Pre-Deconsolidation Unitary State Tax shall be determined in accordance with paragraph 3 of this Exhibit B; provided, however, that (i) income, deductions, credits and losses shall be computed in a manner consistent with past practices, (ii) credits and any minimum taxes shall be allocated to the member responsible for the generation of such credit or taxes, and (iii) notwithstanding anything to the contrary in this Agreement, any deduction attributable to the exercise of an option to acquire CVS stock by a person who is an employee of a member of the Linens Group at the time of such exercise shall be treated as a deduction allocable to the member of the Linens Group employing such person.

2. The Linens Group's share of any Pre-Deconsolidation Unitary State Tax Assets shall be, with respect to each State, the aggregate amount of Unitary State Tax Assets of all members of the Linens Group. A member's share of such Unitary State Tax Assets shall be determined in accordance with paragraph 3 of this Exhibit B.

3. A member of the Linens Group's share of any Pre-Deconsolidation Unitary State Tax Liability or Pre-Deconsolidation Unitary State Tax Asset shall be the product of (i) such Unitary State Tax Liability or Unitary State Tax Asset, as the case may be, and (ii) the percentage of the numerator used in determining the apportionment percentage of the CVS Consolidated Group for such Unitary State which is attributable to such member of the Linens Group.

4. Any interest imposed in connection with any Tax liability shall be allocated in the same manner as the underlying Tax liability, as provided above.

5. Any penalty imposed in connection with any Tax liability shall be the responsibility of the party whose action or inaction resulted in the imposition of such penalty; provided, however, that if such a determination cannot be made, the penalty shall be allocated in the same manner as the underlying Tax liability, as provided above.





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